Exhibit 99.3

DECISIONPOINT SYSTEMS, INC.

UNAUDITED PRO FORMA condensed CONSOLIDATED FINANCIAL STATEMENTS

Acquisition of Macro Integration Services, Inc.

On March 31, 2023, DecisionPoint Systems, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the Durwood Wayne Williams Revocable Trust and the Collins Family Living Trust, as sellers (collectively, the “Sellers”) and with Durwood W. Williams and Bartley E. Collins (the respective trustees of the Sellers), individually, (collectively and together with the Sellers, the “Seller Parties”), pursuant to which the Company acquired all of the issued and outstanding equity of Macro Integration Services, Inc. (“Macro”) from the Sellers (the “Acquisition”), effective April 1, 2023 (the “Effective Date”). Upon consummation of the Acquisition, Macro, a project management and professional services and integrated solutions company, became a wholly-owned subsidiary of the Company.

Pursuant to the Purchase Agreement, the aggregate consideration paid by the Company on the Effective Date was $10.5 million in cash, subject to certain adjustments for indebtedness and net working capital (the “Cash Purchase Price”). The Cash Purchase Price was funded by the Company using a combination of cash on hand from the Company’s existing revolving line of credit with MUFG Union Bank and a separate term loan extended to the Company by MUFG Union Bank on or about March 27, 2023.

In addition, under the Purchase Agreement, upon the satisfaction of certain EBITDA thresholds attributable to Macro during each of the two years following the Effective Date (each twelve month period following the Effective Date, an “Earn-out Period”), the Company may be required to make certain earnout payments to Sellers in the amounts set forth on that certain earnout schedule for the first Earn-out Period and for the second Earn-out Period, payable within 75 days after the respective Earn-out Periods. Also, customer payments on specified accounts receivable actually received by the Company through September 30, 2024, are to be remitted to the Sellers on a quarterly basis.

The Sellers are also due certain payments from the Company if certain inventory is utilized by the Company before March 31, 2024.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of the Company and Macro, and have been adjusted to reflect the Acquisition. The Acquisition was accounted for using the acquisition method of accounting with the Company identified as the acquirer. Under the acquisition method of accounting, The Company recorded assets acquired and liabilities assumed at their respective acquisition date fair values on the acquisition date. Certain of Macro’s historical amounts have been reclassified to conform to DecisionPoint’s financial statement presentation. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2023 gives effect to the Acquisition as if it had been completed on March 31, 2023. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2022 and the three months ended March 31, 2023 give effect to the Acquisition and as if it had been completed on January 1, 2022.

The unaudited pro forma condensed consolidated financial information does not purport to be indicative of our results of operations or financial position had the Acquisition occurred on the dates assumed and does not project our results of operations or financial position for any future period or date.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements. In addition, the unaudited pro forma condensed consolidated financial information was based on and should be read in conjunction with the following historical financial statements and accompanying notes:

●	Audited consolidated financial statements of the Company as of and for the year ended December 31, 2022, and the related notes included in the Company’s Form 10-K; and

●	Unaudited consolidated financial statements of the Company as of and for the three months ended March 31, 2023, and the related notes included in the Company’s Form 10-Q.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. In management’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. These adjustments are directly attributable to the Acquisition, factually supportable and, with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the consolidated results of DecisionPoint and Macro following the Acquisition.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2023

(in thousands)

	DecisionPoint Systems, Inc.	Macro Integration Services, Inc.	Pro Forma Adjustments		DecisionPoint Systems, Inc. Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$17,975	$923	$(13,717)	(a)	$5,181
Accounts receivable, net	26,430	10,124	-		36,554
Inventory, net	5,923	2,271	-		8,194
Deferred costs	2,718	-	-		2,718
Prepaid expenses and other current assets	471	112	-		583
Total current assets	53,517	13,430	(13,717)		53,230
Operating lease right-of-use assets	2,576	1,390	-		3,966
Property and equipment, net	1,838	1,058	-		2,896
Deferred costs, net of current portion	3,092	-	-		3,092
Deferred tax assets	838	-	-		838
Intangible assets, net	4,122	-	5,650	(b)	9,772
Goodwill	10,499	-	12,109	(c)	22,608
Other assets, net	45	44	-		89
Total assets	$76,527	$15,922	$4,042		$96,491
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,262	$2,809	$-		$26,071
Accrued expenses and other current liabilities	3,612	695			4,307
Deferred revenue	12,159	1,144	-		13,303
Revolving line of credit	-	1,423	(1,423)	(d)	-
Current portion of debt	1,003	88	(88)	(d)	1,003
Current portion of operating lease liabilities	525	334	-		859
Total current liabilities	40,561	6,493	(1,511)		45,543
Deferred revenue, net of current portion	4,587	-	-		4,587
Long-term debt, net of current portion	11,142	326	(326)	(d)	11,142
Noncurrent portion of operating lease liabilities	2,581	1,169	-		3,750
Other liabilities	6	-	13,813	(e)	13,819
Total liabilities	58,877	7,988	11,976		78,841
Commitments and contingencies
Stockholders’ equity:
Preferred stock	-	-	-		-
Common stock	7	7	-		7
Additional paid-in capital	38,631	-	-		38,631
(Accumulated deficit)/retained earnings	(20,988)	7,927	(7,927)	(f)	(20,988)
Total stockholders’ equity	17,650	7,934	(7,927)		17,650
Total liabilities and stockholders’ equity	$76,527	$15,922	$4,042		$96,491

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

.UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2023

(in thousands, except per share data)

	DecisionPoint Systems, Inc.	Macro Integration Services, Inc.	Pro Forma Adjustments		DecisionPoint Systems, Inc. Pro Forma
Net sales:
Product	$22,166	$3,098	$-		$25,264
Service	4,873	7,843	-		12,716
Net sales	27,039	10,941	-		37,980
Cost of sales:
Product	17,885	2,611	-		20,496
Service	3,104	4,801	-		7,905
Cost of sales	20,989	7,412	-		28,401
Gross profit	6,050	3,529	-		9,579
Operating expenses:
Sales and marketing expenses	2,368	144	-		2,512
General and administrative expenses	2,494	1,762	268		(b) 4,524
Total operating expenses	4,862	1,906	268		7,036
Operating income	1,188	1,623	(268)		2,543
Interest expense	13	22	(22)	(h)	13
Income before income taxes	1,175	1,601	(246)		2,530
Income tax expense	309	-	392	(g)	701
Net income	$866	$1,601	$(637)		$1,830
Earnings per share:
Basic	$0.12				$0.25
Diluted	$0.11				$0.23
Weighted average common shares outstanding
Basic	7,417				7,417
Diluted	7,789				7,789

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except per share data)

	DecisionPoint Systems, Inc.	Macro Integration Services, Inc.	Pro Forma Adjustments		DecisionPoint Systems, Inc. Pro Forma
Net sales:
Product	$79,079	$5,131	$-		$84,210
Service	18,336	19,228	-		37,564
Net sales	97,415	24,359	-		121,774
Cost of sales:
Product	62,214	4,096	-		66,310
Service	12,106	12,044	-		24,150
Cost of sales	74,320	16,140	-		90,460
Gross profit	23,095	8,219	-		31,314
Operating expenses:
Sales and marketing expenses	9,218	1,282	-		10,500
General and administrative expenses	9,430	6,176	1,070	(b)	16,676
Total operating expenses	18,648	7,458	1,070		27,176
Operating income	4,447	761	(1,070)		4,138
Interest expense	56	35	(35)	(h)	56
Other expense (income)	15	(27)	-		(12)
Income before income taxes	4,376	753	(1,035)		4,094
Income tax expense (benefit)	1,265	-	(81)	(g)	1,184
Net income	$3,111	$753	$(954)		$2,910
Earnings per share:
Basic	$0.43				$0.40
Diluted	$0.41				$0.38
Weighted average common shares outstanding
Basic	7,261				7,261
Diluted	7,562				7,562

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on DecisionPoint’s and Macro’s historical consolidated financial statements as adjusted to give effect to the Acquisition. The unaudited pro forma consolidated statements of income for the three months ended March 31, 2023 and the year ended December 31, 2022 give effect to the acquisition as if it had occurred on January 1, 2022. The unaudited pro forma consolidated balance sheet as of March 31, 2023 gives effect to the Acquisition as if it had occurred on March 31, 2023.

Note 2: Preliminary Purchase Price Allocation

The Acquisition was accounted for using the acquisition method of accounting using the accounting guidance in Accounting Standards Codification 805, Business Combinations.

Total consideration for the Acquisition has been recorded as $27,529,000 and is comprised of the following:

Purchase price	$10,500,000
Working capital excess	5,898,950
Subtotal	16,398,950
Earnout	11,100,000
Other	30,050
$27,529,000

Earnout payments are subject to the financial performance of Marco in each of the two years following closing. The Company may pay the sellers a total of up to an additional $11,100,000 in earnout payments. The earnout is based on achieving EBITDA targets in years one and two of $3,300,000 and $3,800,000, respectively.

The cash due at closing was $13,717,099 which reflects the following:

Purchase price	$10,500,000
Working capital excess	5,898,950
Less: bank indebtedness	(1,836,851)
Seller party expenses	(845,000)
$13,717,099

Actual proceeds paid was $11,005,003 which reflects cash due at close less holdbacks for cash, accounts receivable, and inventory.

Also, customer payments on specified accounts receivable actually received by the Company through September 30, 2024, are to be remitted to the Sellers on a quarterly basis. The Sellers are also due certain payments from the Company if certain inventory is utilized by the Company before March 31, 2024.

The preliminary purchase price allocation is subject to change due to changes in the estimated fair value of Macro’s assets acquired and liabilities assumed as of the date of the transaction, resulting from the finalization of the Company’s detailed valuation analysis.

The preliminary purchase price allocation of Macro as of April 1, 2023 is as follows (in thousands):

Preliminary Purchase Price Allocation
Cash and cash equivalents	$923
Accounts receivable, net	10,124
Inventory, net	2,271
Prepaid expenses and other current assets	111
Operating lease assets	1,390
Property and equipment, net	1,058
Intangible assets	5,650
Other assets, net	44
Accounts payable	(2,809)
Accrued expenses and other current liabilities	(695)
Operating lease liability	(1,503)
Deferred revenue	(1,144)
Identifiable net assets acquired	15,420
Goodwill	12,109
Total consideration	$27,529

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3: Pro Forma Adjustments

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated financial statements:

(a)	Reflects the cash consideration for the acquisition.

(b)	Reflects the estimated fair value for the identifiable assets which represents customer relationships and trademarks which are amortized over an average estimated expected life of 7 and 3 years, respectively.

(c)	Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the estimated fair value of Macro’s identifiable assets and liabilities assumed in Note 2.

(d)	Reflects the Macro debt payoff in connection with the acquisition.

(e)	Reflects the estimated contingent earn out consideration as described in Note 2 and seller holdback.

(f)	Reflects the elimination of stockholders’ equity.

(g)	Reflects estimated income tax expense based on the Company’s annual effective rate of 28.9% for the year ended December 31, 2022.

(h)	Reflects the elimination of interest expense associated with the debt that was repaid in connection with the acquisition.